PROFESSIONALLY MANAGED PORTFOLIOS

MULTIPLE CLASS PLAN
with respect to the
Brown Advisory Funds

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Multiple Class Plan (the “Plan”) sets forth the method for allocating fees and expenses among each class of shares (each a “Class” and collectively, the “Classes”) in the Funds listed on Appendix A (the “Funds”), each a separate portfolio of Professionally Managed Portfolios (the “Trust”).  In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933.  The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan.  Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of such Funds.

SECTION 1.   Rights and Obligations.  Except as set forth herein, all Classes of shares issued by the Funds shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions.  The only differences among the various Classes of shares relate solely to the following:  (a) each Class may be subject to different Class expenses and sales charges as discussed under Sections 2 and 3 of this Plan; (b) each Class may bear a different identifying designation; (c) each Class has exclusive voting rights with respect to matters solely affecting such Class; (d) each Class may have different redemption or exchange fees and exchange privileges; and (e) each Class may provide for the automatic conversion of that Class into another Class.

SECTION 2.    Class Arrangements. The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Fund.  Appendix A sets forth the actual sales charges, Rule 12b-1 fees and shareholder servicing fees of each class of shares of the Funds.  Additional details and restrictions regarding such fees and services are set forth in the Fund’s current Prospectus and Statement of Additional Information.  Each Fund may offer any or all of the following Classes of shares:

(a)	A Shares.

1.	Maximum Initial Sales Charge:

•
3.50% or less for Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Small-Cap Growth Fund, Brown Cardinal Small Companies Fund and Brown Advisory Small-Cap Fundamental Value Fund.

•	5.50% or less for Brown Advisory Opportunity Fund.
•	4.75% or less for Brown Advisory Flexible Value Fund.
•	1.50% or less for Brown Advisory Intermediate Income Fund.
•	Breakpoints are as described in the current prospectus for the Funds.
•	No initial sales charge applies to purchases of $1 million or more.

2.	Contingent Deferred Sales Charge:

•
1.00% on purchases of $1 million or more that are liquidated in whole or in part within eighteen months of purchase for Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Flexible Value Fund, Brown Advisory Small-Cap Growth Fund, Brown Cardinal Small Companies Fund and Brown Advisory Small-Cap Fundamental Value Fund.

•	1.00% on purchases of $1 million or more that are liquidated in whole or in part within two years of purchase for Brown Advisory Opportunity Fund.
•	0.50% on purchases of $1 million or more that are liquidated in whole or in part within two years of purchase for Brown Advisory Intermediate Income Fund.

3.	Maximum Annual Rule 12b-1 Distribution Fee:

•
0.50% for Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Small-Cap Growth Fund, Brown Cardinal Small Companies Fund and Brown Advisory Small-Cap Fundamental Value Fund.

•	0.25% Brown Advisory Flexible Value Fund, Brown Advisory Opportunity Fund and Brown Advisory Intermediate Income Fund.

4.	Maximum Annual Shareholder Servicing Fee: None.

5.	Conversion Features: None.

6.	Exchange Privileges: As described in the current prospectus for the Funds.

7.	Redemption Fees: None.

(b)	Institutional Shares.

1.	Maximum Initial Sales Charge: None.

2.	Contingent Deferred Sales Charge: None.

3.	Maximum Annual Rule 12b-1 Distribution Fee: None.

4.	Maximum Annual Shareholder Servicing Fee: Up to 0.05%.

5.	Conversion Features: None.

6.	Exchange Privileges: As described in the current prospectus for the Funds.

7.	Redemption Fees: 1.00% if shares are liquidated within 14 days of purchase.

(c)	D Shares.

1.	Maximum Initial Sales Charge: None.

2.	Contingent Deferred Sales Charge: None.

3.	Maximum Annual Rule 12b-1 Distribution Fee: None.

4.	Maximum Annual Shareholder Servicing Fee: None.

5.	Conversion Features: None.

6.	Exchange Privileges: None.

7.	Redemption Fees: None.

SECTION 3.     Allocation of Expenses.

(a)       Class Expenses.  Each Class of shares may be subject to different Class expenses (collectively, “Class Expenses”) consisting of:

1.	Front-end sales charges or CDSCs;

2.	Rule 12b-1 plan distribution fees and shareholder servicing fees, if applicable to a particular Class;

3.	Transfer agency and other recordkeeping costs to the extent allocated to a particular Class;

4.	SEC and blue sky registration fees incurred separately by a particular Class;

5.	Litigation or other legal expenses relating solely to a particular Class;

6.	Printing and postage expenses related to the preparation and distribution of Class specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular Class;

7.	Expenses of administrative personnel and services as required to support the shareholders of a particular Class;

8.	Audit or accounting fees or expenses relating solely to a particular Class;

9.	Trustee fees and expenses incurred as a result of issues relating solely to a particular Class; and

10.	Any other expenses subsequently identified that should be properly allocated to a particular Class, which shall be approved by the Board of Trustees.

(b)      Other Expenses.  Except for the Class Expenses discussed above (which will be allocated to the appropriate Class), all expenses incurred by the Fund will be allocated to all Classes of shares on the basis of the net asset value of each Class to the net asset value of the Trust or the Funds, as the case may be.  Excess expenses created by the imposition of an operating expense limit on one or more Classes shall be considered general Fund expenses.

(c)      Waivers and Reimbursements of Expenses.  The Fund’s investment adviser and any provider of services to the Funds may waive or reimburse the expenses of a particular Class or Classes; provided, however, that such waiver shall not result in cross-subsidization between Classes.

SECTION 4.   Allocation of Income.  The Funds will allocate income and realized and unrealized capital gains and losses based on the relative net assets of each Class of shares.

SECTION 5.   Exchange Privileges.  Shareholders of the Funds may participate in an exchange of shares, subject to the Fund’s right to reject any exchange request, in whole or in part, for any reason and without prior notice.  The Funds may decide to restrict purchase and sale activity (including exchanges) in its shares based on various factors, including whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect its performance.  The Funds reserves the right to terminate or modify the exchange privileges of Funds shareholders in the future.  Shares to be exchanged will be redeemed at their next calculated net asset value following receipt of an exchange request in the form of a proper redemption request, as described in the applicable prospectus.  An exchange of shares will be subject to any redemption fee applicable to a redemption of shares.  See the Funds’ current prospectus for more information about share exchanges.

SECTION 6.   Conversions.  Currently, no Class of shares will automatically convert into shares of another Class.

SECTION 7.   Board Review. The Board of Trustees of the Trust shall review the Plan as it deems necessary.  Prior to any material amendment(s) to the Plan with respect to any of the Fund’s shares, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Funds individually and the Funds as a whole.  In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted by the Board of Trustees:  March 8, 2010

APPENDIX A

PROFESSIONALLY MANAGED PORTFOLIOS

Brown Advisory Funds

Multiple Classes and Respective Fees and Sales Charges

FUND	Maximum Initial Sales Charge(1)	Maximum CDSC(2)	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fees(3)
Brown Advisory Growth Equity Fund
Institutional Shares (BIAGX)	None	None	None	0.05%	1.00%
A Shares (BAGAX)	3.50%	1.00%	0.50%	None	None

Brown Advisory Value Equity Fund
Institutional Shares (BIAVX)	None	None	None	0.05%	1.00%
A Shares (BAVAX)	3.50%	1.00%	0.50%	None	None

Brown Advisory Flexible Value Fund
Institutional Shares (BIAFX)	None	None	None	0.05%	1.00%
A Shares (BAFVX)	4.75%	1.00%	0.25%	None	None

Brown Advisory Small-Cap Growth Fund
Institutional Shares (BIASX)	None	None	None	0.05%	1.00%
A Shares (BASAX)	3.50%	1.00%	0.50%	None	None
D Shares (BIAAX)	None	None	None	None	None

Brown Cardinal Small Companies Fund
Institutional Shares (BIACX)	None	None	None	0.05%	1.00%
A Shares (BASVX)	3.50%	1.00%	0.50%	None	None

Brown Advisory Small-Cap Fundamental Value Fund
Institutional Shares (BIAUX)	None	None	None	0.05%	1.00%
A Shares	3.50%	1.00%	0.50%	None	None

Brown Advisory Opportunity Fund
Institutional Shares (BIAOX)	None	None	None	0.05%	1.00%
A Shares	5.50%	1.00%	0.25%	None	None

Brown Advisory Core International Fund
Institutional Shares (BIANX)	None	None	None	0.05%	1.00%

Brown Advisory Maryland Bond Fund
Institutional Shares (BIAMX)	None	None	None	0.05%	1.00%

FUND	Maximum Initial Sales Charge(1)	Maximum CDSC(2)	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fees(3)
Brown Advisory Intermediate Income Fund
Institutional Shares (BIAIX)	None	None	None	0.05%	1.00%
A Shares (BIATX)	1.50%	0.50%	0.25%	None	None

(1)	No initial sales charge applies to purchases of $1 million or more.

(2)
On purchases of $1 million or more liquidated in whole or in part within 18 months of purchase (within 2 years of purchase for the Brown Advisory Opportunity Fund and the Brown Advisory Intermediate Income Fund).

(3)	On shares redeemed within 14 days of purchase.